Exhibit 10.12


                   Landlord Agreement and Amendment of Lease

This Landlord Agreement and Amendment of Lease (this "Agreement") made as of March 6, 2000 by and between Rheometric Scientific, Inc. ("Rheometric"), RSI
(NJ) QRS 12-13, Inc. ("Landlord") and Axess Corporation ("Axess").

WHEREAS, Rheometric and Landlord are parties to a Lease Agreement dated February 26, 1996 (as amended to date, the "Lease");

WHEREAS, in connection with the execution of the Lease, Rheometric issued to Landlord, and Landlord became the holder of, two Warrants to purchase, in the aggregate, 464,160 shares of the common stock, no par value, of Rheometric (as same have been amended and restated to date, the "Warrant Agreements") at a purchase price of $.375 per share;

WHEREAS, pursuant to the Subordination Agreement dated as of February 23, 1996 by and between Axess, Landlord and Rheometric, as amended, (the "Existing Subordination Agreement") Axess agreed to subordinate to the Landlord the indebtedness of Rheometric to Axess in the principal amount of $8,205,907.09, plus accrued interest;

WHEREAS, Andlinger Capital XXVI LLC ("Andlinger") has agreed to invest $1,825,000 in Rheometric through the purchase of 10,606,000 shares of the common stock, no par value, of Rheometric ("Andlinger Shares") and warrants to purchase additional shares of common stock, no par value, of Rheometric, ("Andlinger Warrants") pursuant to and as more fully described in the Securities Purchase Agreement dated February 17, 2000 (the "Securities Purchase Agreement");

WHEREAS, as a condition to Closing under the Securities Purchase Agreement, Rheometric and its subsidiaries are entering into a Revolving Credit, Term Loan and Security Agreement with PNC Bank, National Association, as Lender and as Agent, which provides for maximum borrowings by Rheometric in the principal amount of $14.5 million and which, together with all other Documents (as defined in the Revolving Credit, Term Loan and Security Agreement) are defined herein as the "PNC Credit Documents";

WHEREAS, pursuant to the Securities Purchase Agreement, Axess has agreed to cancel the indebtedness of Rheometric to Axess in the principal amount of $8,205,907.09, plus accrued interest, in exchange for $3,500,000 in cash, the PCR Product Line Note and the Preferred Stock Warrant (as defined in the Securities Purchase Agreement);

WHEREAS, after the closing of the transaction described herein, Rheometric will reincorporate in Delaware through a merger transaction with a wholly-owned subsidiary in which the existing equity securities of Rheometric will be replaced with comparable equity securities (the "Delaware Reincorporation");

WHEREAS, the execution of this Agreement by Landlord is a condition to the obligation of Andlinger to close under the terms of the Securities Purchase Agreement; and

WHEREAS, Landlord, Rheometric and Axess are willing to execute this Agreement to provided for, among other things, the amendment of certain provisions of the Lease in order to allow the Closing under the Securities Purchase Agreement to be completed.

Now, therefore, in consideration of the above and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Landlord Consent to Transactions. To the extent required under the terms of the Lease and any agreements or documents related thereto, Landlord hereby consents to (a) the execution and delivery of and the performance by Rheometric under the Securities Purchase Agreement (b) the execution and delivery of and the performance by Rheometric and its subsidiaries under the PNC Credit Documents, (c) the payment by Rheometric to Axess of $3.5 million in cash and the execution and delivery of and the performance by Rheometric of the PCR Product Line Note and the Preferred Stock Warrant and (d) the Delaware Reincorporation.

2. Termination of Existing Subordination Agreement, Execution and Delivery of New Subordination And Intercreditor Agreement. Landlord, Rheometric and Axess hereby agree that the Existing Subordination Agreement shall terminate at the Closing of the Securities Purchase Agreement, provided, however, that Rheometric and Axess shall have executed and delivered to Landlord a Subordination And Intercreditor Agreement (as described on Exhibit A) in respect to the PCR
Product Line Note and the Preferred Stock Warrant ("Subordination And Intercreditor Agreement.").

3. Waiver of Warrant Adjustment Rights. Landlord hereby waives any adjustment of the Exercise Price of the warrants under Section 4.2 of the Warrant Agreements, and any adjustment of the number of shares purchasable under the Warrants under
Section 4.1 of the Warrants, in respect to (a) the issuance of the Andlinger Shares of common stock of Rheometric to Andlinger, (b) the issuance to and exercise of the Preferred Stock Warrant by Axess, (c) the issuance and exercise of the Andlinger Warrants, (d) the contribution by Axess to the Company of the Axess First Contributed Shares and Axess Second Contributed Shares and (e) the issuance to Axess of the Axess Reissue Shares; provided, however, Landlord's waiver hereunder with respect to Sections 4.1 and 4.2 of the Warrant Agreements shall only be effective with respect to the issuances and transactions described in clauses (a) through (e) above to the extent that same are consummated in strict accordance with the terms of the Securities Purchase Agreement and PNC Credit Documents as in effect on the date hereof, without amendment or modification. Notwithstanding the foregoing waiver or anything else to the contrary contained herein, Rheometric hereby covenants and agrees to comply with the provisions of Section 4.2(g) of the Warrant Agreements with respect to the Delaware Reincorporation.

4. Waiver of Registration Rights under Warrants. Landlord hereby waives the right to request a registration or qualification of the warrants or Issued Warrant Shares or both under Section 5.2 of the Warrant Agreements for a period of six (6) months from the date of this Agreement; provided however, that nothing herein shall be deemed to limit Landlord's rights under Sections 4.3 and
5.3 of the Warrant Agreements.

5. Amendment of Holdback Agreement. Landlord hereby waives its rights with respect to the 90-day holdback period described in Section 5.5 of the Warrant Agreements for a period of one (1) year from the date of this Agreement.

6. Amendment of Term of Lease. The provisions of Paragraph 5(a) of the Lease are hereby amended so that the Term of the Lease shall expire on, and the "Expiration Date" shall mean, the last day of the one hundred ninety-second (192nd) calendar month next following the Commencement Date.

7. Amendment of Financial Covenants in Lease. The existing financial covenants of the Lease, as set forth in Exhibit E thereof are hereby deleted in their entirety and the covenants identified on Exhibit B annexed hereto and made a part hereof, which covenants are identified by the section and Heading references contained in the PNC Credit Facility, are hereby substituted in place thereof, and shall be deemed incorporated in their entirety into this Agreement and the Lease by reference hereto.

All defined terms in used in such covenants shall have the same definitions as are contained in the Revolving Credit, Term Loan and Security Agreement. So long as the PNC Credit Facility remains in effect and the monetary obligations thereunder remain unsatisfied (i) if PNC waives noncompliance with, or violation of, any such covenants by Rheometric, then Landlord shall be deemed to have waived such noncompliance or violation by Rheometric to the same extent and for the same period as PNC without the need for any further action on the part of Landlord, and (ii) if PNC and Rheometric shall amend any such financial covenants, the corresponding financial covenants incorporated into this Agreement and the Lease pursuant to this Section 5 shall be deemed to be amended by Landlord and Rheometric to the same extent for the duration of the PNC Credit Facility; provided however, that all of the covenants set forth on Exhibit B hereof shall, as between Landlord and Rheometric, survive the termination, cancellation or satisfaction of the PNC Credit Facility and any documents executed in connection therewith and, provided further, that to the extent PNC shall receive consideration for its agreement to waive or amend any such covenants, Landlord shall not be deemed to have also waived or amended such covenant. Rheometric shall provide Landlord written notice of any such waiver or amendment within ten (10) business following such waiver or amendment.

8. Effectiveness. The terms and provisions of this Agreement are conditioned upon and shall be only effective as of the effective date of the Closing of the Securities Purchase Agreement. In the event that the Closing of the Securities Purchase Agreement shall not have occurred on or before April 1, 2000, then this Agreement shall be deemed terminated and shall be null and void and without force or effect and the parties hereto shall have no further liability to each other under the terms of this Agreement. Except as modified by this Agreement, all of the terms and conditions of the Lease, the Warrant Agreements and the Subordination And Intercreditor Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

9. Landlord's Fees. Rheometric covenants and agrees to pay any and all of the attorneys fees and expenses of Landlord's counsel incurred in connection with the negotiation, preparation and execution of this Agreement.


                   [BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first written above.

RSI (NJ) QRS 12-13, INC.



By: /s/
    ------------------------------
Title:


RHEOMETRIC SCIENTIFIC, INC.



By: /s/ Joseph Musanti
    ------------------------------
Title: Vice President - Finance


AXESS CORPORATION



By: /s/ Richard J. Giacco
    ------------------------------
Title: